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Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of OAO Technology Solutions, Inc. and subsidiaries on Form S-8 (File Nos. 333-75273, 333-75407, 333-82789, 333-36534, 333-65354, and 333-91442) of our
report dated February 20, 2003, appearing in this Annual Report on Form 10-K of OAO Technology Solutions, Inc. and subsidiaries for the year ended December 31, 2002.

/s/ Deloitte & Touche

McLean, VA
March 26, 2003